Exhibit 10.5

Trademark License Agreement

This Trademark License Agreement (this “Agreement”) is made effective as of June 22, 2011 between Ann Shapiro, of 20585 N. 95th St., Scottsdale, Arizona 85255 and Arrestage International Inc., of 297 Kingsbury Grade Suite 100 MB 4470, Stateline, Nevada 89449.

In the Agreement, the party who is granting the right to use the licensed property will be referred to as “ALS”, and the party who is receiving the right to use the licensed property will be referred to as “AII”.

The parties agree as follows:

GRANT OF LICENSE. ALS owns Registered Trademark of Arrestage and cosmetic formulas (“ARRESTAGE MARK & FORMULAS”). In accordance with this Agreement, ALS grants AII an exclusive license to sell the ARRESTAGE MARK & FORMULAS. ALS retains title and ownership of the ARRESTAGE MARK & FORMULAS.

All rights other than those specifically granted herein to Licensee are reserved to Licensor, including without limitation, Licensors right to continue to use the Licensed Property in any form, manner, and medium.

PAYMENT OF ROYALTY. All will pay to ALS a royalty which shall be calculated as follows: $50,000 00/100. The royalty shall be paid in three installments on or before the 15th day of the for which the royalty is applicable.

QUALITY CONTROL AND APPROVAL. Licensee understands and agrees that an essential condition of this Agreement is the protection of the high reputation enjoyed by Licensor in the Licensed Property, and that, in keeping with that condition, any and all use of the Licensed Property in connection with the Limited Purpose, including, without limitation, on any Materials, shall be of high and consistent quality and subject to the approval and continuing supervision and control of Licensor. Upon the request of Licensor, Licensee shall submit to Licensor, on an annual basis during the Term, one (1) sample, photograph or copy of each of its Materials, including on signs, sales materials, and advertising materials bearing the Licensed Property prior to any use thereof by or on behalf of Licensee. Should Licensor fail to notify Licensee in writing of any quality control issues relating to the distribution of such Materials within thirty (30) days after receipt of such sample or copies, those Materials will be deemed approved by Licensor as of the end of such thirty (30) day period for the immediately succeeding annual period of the Term. The parties shall negotiate in good faith to resolve any quality control issues of which Licensor may notify Licensee.

MODIFICATIONS. Unless the prior written approval of ALS is obtained, AII may not modify or change the ARRESTAGE MARK & FORMULAS in any manner.

DEFAULTS. If AII fails to abide by the obligations of this Agreement, including the obligation to make a royal payment when due, ALS shall have the option to cancel this Agreement by providing 30 days days written notice to AII. AII shall have the option of preventing the termination of this Agreement by taking corrective action that cures the default, if such corrective action is taken prior to the end of the time period stated in the previous sentence, and if there are no other defaults during such time period.

OWNERSHIP OF LICENSED PROPERTY AND PROTECTION OF RIGHTS. Licensee acknowledges and agrees that Licensor owns all rights, title, and interest in and to the Licensed Property, and Licensee will not challenge in any court of law or in any other manner the validity of the Licensed Property of Licensed Property, alone or as part of its own service marks, trademarks, or trade names, in the U.S. or with any other governmental entity anywhere in the world. Except as expressly authorized by Licensor in writing, Licensee shall not use the Licensed Property or any similar Licensed Property as, or as part of, a trademark, service mark, trade name, fictitious name, company or corporate name, or Internet domain name anywhere in the world. In connection with its use of the Licensed Property, Licensee will not in any manner represent that it has any ownership right in the Licensed Property, and Licensee acknowledges that all use of the Licensed Property by Licensee shall inure to the benefit of Licensor.

ARBITRATION. All disputes under this Agreement that cannot be resolved by the parties shall be submitted to arbitration under the rules and regulations of the American Arbitration Association. Either party may invoke this paragraph after providing 30 days written notice to the other party. All costs of arbitration shall be divided equally between the parties. Any award may be enforced by a court of law.

WARRANTIES. Neither party makes any warranties with respect to the use, sale or other transfer of the ARRESTAGE MARK & FORMULAS by the other party or by any third party, and All accepts the product “AS IS.” In no event will ALS be liable for direct, indirect, special, incidental, or consequential damages, that are in any way related to the ARRESTAGE MARK & FORMULAS.

INDEMNIFICATION. Licensee is solely responsible for, and will defend, indemnify and hold harmless Licensor, its affiliates, and their respective shareholders, directors, officers, employees, agents and sponsors from any and all loss, costs, expenses including reasonable attorney’s fees, claims demands, liabilities, settlements, causes of action or damages, arising out of the marketing, sale or distribution of the Materials. The Licensor shall indemnify the Licensee from a claim by a third party that an authorized use of the Licensed Property by Licensee in the U.S. infringes or otherwise violates any copyright, trademark or other proprietary right of a third party.

NO JOIN VENTURE OR ENDORSEMENT OF LICENSEE. The relationship between the parties hereto is solely that of licensee and licensor, and nothing herein shall be deemed or construed to create any franchise, joint venture, partnership or any fiduciary relationship other than that of licensee and licensor. Licensee shall have no power to obligate or bind Licensor in any manner whatsoever or to make any contract, warranty, or representation on behalf of Licensor and shall not represent itself to the third parties as having such power.

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TRANSFER OF RIGHTS. This Agreement shall be binding on any successors of the parties. Neither party shall have the right to assign its interests in this Agreement to any other party, unless the prior written consent of the other party is obtained.

TERMINATION. This Agreement shall terminate automatically on 2025.

Licensor may immediately terminate this Agreement, or the license granted hereunder, without prejudice to any other rights it may have under the provisions of this Agreement, in law, in equity or otherwise, upon written notice to Licensee at any time if: (i) Licensee shall be in breach of any material term or obligation of this Agreement, and fail to cure such breach within thirty (30) days after receipt of written notice from Licensor; (ii) any Materials actually used are of lower quality than the samples approved by Licensor; or (ii) Licensee shall commit any act or shall fail to act in a way that Licensor reasonable believes is likely to harm or adversely affect, in a material way, the goodwill, reputation or interests of Licensor in the Licensed Property.

EFFECT OF TERMINATION AND SURVIVAL OF OBLIGATIONS. Following expiration or termination of this Agreement, all rights granted to Licensee hereunder shall revert to Licensor, and Licensee will cease from any and all further use of the Licensed Property, except that Licensee may continue to distribute only those approved Materials in inventory at the time of expiration or termination.

ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

CONFIDENTIALITY. Each party shall keep the specific terms of this Agreement confidential, including the financial terms.

AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any prove ion of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Nevada.

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SIGNATURES. This Agreement shall be signed on behalf of ALS by Kimberly Shapiro, and on behalf of AII by Ann Lili Shapiro.

Licensor:

Ann Shapiro

By:	/s/ Kimberly Shapiro
Kimberly Shapiro

Licensee:

Arrestage International Inc.

By:	/s/ Ann Lili Shapiro
Ann Lili Shapiro

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